Exhibit 10.4

GOVERNANCE AGREEMENT

by and between

ARADIGM CORPORATION

and

GRIFOLS, S.A.

Dated as of [            ], 2013

i

GOVERNANCE AGREEMENT

This GOVERNANCE AGREEMENT, dated as of [            ], 2013 (this “Agreement”), is by and between ARADIGM CORPORATION, a California corporation (the “Company”), and GRIFOLS, S.A., a company (sociedad anónima) organized under the laws of Spain (“Purchaser”).

RECITALS

WHEREAS, on [            ], 2013, the Company and Purchaser entered into that certain Stock Purchase Agreement (the “Stock Purchase Agreement”);

WHEREAS, following consummation of the transactions contemplated by the Stock Purchase Agreement (the “Closing”), Purchaser will own thirty five percent (35%) of the shares of the Company’s common stock, no par value (the “Common Stock”), on a Fully Diluted Basis (as defined below);

WHEREAS, as a condition to the Closing, Purchaser and the Company will be required to enter into this Agreement to provide for certain governance arrangements that are to take effect upon the Closing;

WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition to the Closing, Purchaser and the Company are entering into that certain License and Collaboration Agreement relating to the Company’s inhaled ciprofloxacin product candidate (the “License Agreement”), to be dated the date hereof, and (b) Registration Rights Agreement (the “Registration Rights Agreement”), to be dated the date hereof; and

NOW, THEREFORE, for and in consideration of the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

“Affiliate” means, with respect to a Person, any Person that controls, is controlled by or is under common control with such first Person. For the purposes of this Agreement, Purchaser and its Affiliates, on the one hand, shall not be deemed to be Affiliates of the Company and its Affiliates, on the other hand.

“Aradigm Sale” means the sale, license or disposition to, or the purchase or acquisition by, including by tender offer, stock purchase, equity issuance, license, merger, consolidation or other business combination, a Person or Group (other than Purchaser or any Group that includes Purchaser), directly or indirectly, in one transaction or a series of related transactions, of (i) more than 50% of the Capital Stock of the Company or (ii) all or substantially all of the assets of the Company.

“Beneficially Own” means, with respect to any security, having or sharing the power to direct or control the voting or disposition of such security and “Beneficial Ownership” has a correlative meaning.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day (other than a Saturday, Sunday or a legal holiday) on which banks are open for general business in Barcelona, Spain and San Francisco, California, USA.

“Capital Stock” means Common Stock or other capital stock or the equivalent thereof of the Company.

“Change in Control” means, with respect to the Company,

(a) any transaction or series of related transactions (including tender offers, mergers, consolidations and other forms of business consolidations) following which a Person or Group (other than Purchaser of any Group that includes Purchaser) who owns less than 50% of the issued and outstanding voting securities of the Company (taking into account in the case of the Company the operation of the Grace Period provisions in Section 2.3) immediately prior to such transaction or series of related transactions beneficially owns (as determined under Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, more than 50% of the issued and outstanding voting securities of either the Company (taking into account in the case of the Company the operation of the Grace Period provisions in Section 2.3), the entity surviving such transaction or any direct or indirect parent entity of such continuing or surviving entity; provided that if such Person is not a shareholder of the Company as of the date hereof or such Group does not consist solely of shareholders of the Company as of the date hereof, the references to the number 50% in this clause (a) shall be replaced by the number 40%, or

(b) the sale, lease, exchange, conveyance license, transfer or other disposition (for cash, shares of stock, securities or other consideration) of all or substantially all of the business or assets of the Company to any Person or Group (other than Purchaser or any Group that includes Purchaser), including any liquidation, dissolution or winding up of the affairs of the Company, or any other distribution made, in connection therewith.

“Company Equity Plan” means the Company’s 1996 Equity Incentive Plan, 2005 Equity Incentive Plan, 1996 Non-Employee Directors’ Plan, and Employee Stock Purchase Plan, each as amended from time to time, and any successor plans which may be adopted by the Company after the date of this Agreement.

“control” (including the terms “controlling,” “controlled by” and “under common control with”) means (a) to possess, directly or indirectly, the power to direct the management or policies of a Person, whether through ownership of voting securities, by contract relating to voting rights or corporate governance or otherwise, or (b) to own, directly or indirectly, 50% or more of the outstanding securities or other ownership interest of such Person.

“Convertible Securities” means securities of the Company convertible into or exercisable or exchangeable for shares of Capital Stock, including options, warrants or other agreements or commitments to acquire from the Company, or obligations of the Company to issue, shares of Capital Stock (or securities convertible into or exercisable or exchangeable for shares of Common Stock or other capital stock of) the Company.

“Director” means a member of the Board of Directors.

“Effective Date” means the date of the Closing.

“Equity Securities” means Capital Stock and Convertible Securities.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“First Commercial Sale” means the First Commercial Sale of an Aradigm Product in any region, as those terms are defined in the License Agreement.

“Fully Diluted Basis” means, as of any date, a calculation that gives effect to the number of shares of Voting Stock then issued and outstanding plus the aggregate number of all shares of Voting Stock that the Company may be required to issue as of such date pursuant any Convertible Securities then outstanding, whether or not such securities are then convertible, exercisable or exchangeable.

“Governmental Entity” means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) international, multinational, federal, state, local, municipal, foreign or other government, agency or authority; or (iii) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, regulatory authority, commission, instrumentality, official, organization, unit, body or Person and any court or other tribunal).

“Grace Period” means, with respect to any New Securities issued after the Effective Date, the period (a) commencing on the date such New Securities are issued and (b) ending at 11:59 p.m. New York City time on the date that is six months after Purchaser’s receipt of the New Equity Issuance Notice or Equity Plan Issuance Notice applicable to such New Securities.

“Group” shall mean any group of Persons formed for the purpose of acquiring, holding, voting, disposing of or beneficially owning Equity Securities, which group of Persons would be required under Section 13(d) of the Exchange Act to file a statement on Schedule 13D pursuant to Rule 13d-1(a) or a Schedule 13G pursuant to Rule 13d-1(c) with the SEC as a “person” within the meaning of Section 13(d)(3) of the Exchange Act if such group beneficially owned Equity Securities representing more than 5% of any class of Equity Securities then outstanding.

“Independent Director” means a Director who is not a Purchaser Designee or the Management Director and who meets the definition of “independent director” in the NASDAQ Marketplace Rule 5605(a)(2), as it may be amended or re-designated from time to time, taking into account any directors’ or nominees’ relationships with each of the Company and the Purchaser (as if it were the Company), regardless of whether the Company is subject to such rules at the time of such designation.

“New Securities” shall mean an issuance by the Company of Equity Securities, excluding (a) securities issued pursuant to the exercise by Purchaser of its rights pursuant to Section 2.2 and, to the extent the securities purchased by Purchaser upon exercise of its rights pursuant to Section 2.2 are Convertible Securities, any such issuance upon conversion, exercise or exchange of such Convertible Securities, (b) Convertible Securities issued or granted pursuant to any Company Equity Plan, as distinguished from the issuance of shares of Capital Stock upon the exercise, vesting or conversion of such Convertible Securities, which shares of Capital Stock shall be considered New Securities as of such issuance and (c) securities issued pursuant to the exercise of Rights, as such term is defined in the Rights Agreement (“Rights Securities”), or upon conversion or exercise of rights to acquire securities of the Company pursuant to the terms of such Rights Securities, in each case, in response to Purchaser or its Affiliates becoming an Acquiring Person, as such term is defined in the Rights Agreement.

“Nominee Calculation Date” means with respect to any meeting of the Nominating Committee held to select nominees for election at an annual meeting of the Company’s stockholders, the close of business on the last Business Day of the month before the meeting.

“Ownership Percentage” means the aggregate percentage of the shares of Voting Stock that are Beneficially Owned by Purchaser or its Affiliates on a Fully Diluted Basis, taking into account the operation of the Grace Period provisions in Section 2.3.

“Person” means any natural person, corporation, general partnership, limited partnership, limited or unlimited liability company, proprietorship, joint venture, unincorporated organization, trust, union, association or any Governmental Entity.

“Purchaser Designee” means a Person designated by Purchaser for election or appointment as a Director pursuant to the provisions of this Agreement.

“Restricted Period” means the period beginning on the Effective Date and ending at 11:59 p.m. New York City time on the date that is twelve months after the date of the First Commercial Sale.

“Rights Agreement” means that certain Amended and Restated Rights Agreement dated September 5, 2008 by and between the Company and ComputerShare Trust Company, N.A.

“Rights Securities” shall have the meaning set forth in the definition of “New Securities”.

“SEC” means the Securities and Exchange Commission.

“Target Percentage” means thirty five percent (35%).

“Voting Stock” means shares of Common Stock and any other securities of the Company having the power to vote in an election of members of the Board of Directors.

Section 1.2 Additional Defined Terms. Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Agreement	Preamble
Closing	Recitals
Committee	§3.2
Common Stock	Recitals
Company	Preamble
Equity Plan Issuance Notice	§ 2.2(d)
License Agreement	Recitals
Management Director	§ 3.1(b)
New Equity Issuance	§ 2.2(a)
New Equity Issuance Acceptance Notice	§ 2.2(b)(i)
New Equity Issuance Notice	§ 2.2(b)(i)
Notice	§5.2
Purchaser	Preamble
Registration Rights Agreement	Recitals
Sale Process	§2.1
Stock Purchase Agreement	Recitals

Section 1.3 Interpretation.

(a) In this Agreement, unless the context otherwise requires, references:

(i) to the Articles or Sections are to an Article or a Section of this Agreement;

(ii) to any agreement (including this Agreement), contract, statute or regulation are to the agreement, contract, statute or regulation as amended, modified, supplemented or replaced from time to time, and to any section of any statute or regulation are to any successor to the section; and

(iii) to any Person include any successor to that Person or permitted assigns of that Person.

(b) The table of contents and headings contained herein are for reference purposes only and do not limit or otherwise affect any of the provisions of this Agreement.

(c) Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The use of “or” is not intended to be exclusive unless expressly indicated otherwise.

(d) Whenever the words “herein” or “hereunder” are used in this Agreement, they shall be deemed to refer to this Agreement as a whole and not to any specific Section, unless otherwise indicated.

(e) The terms herein defined in the singular shall have a comparable meaning when used in the plural, and vice versa. The masculine, feminine and neuter genders used herein shall include each other gender.

(f) The terms “dollars” and “$” shall mean dollars of the United States of America.

ARTICLE II

LIMITATIONS ON TRANSACTIONS INVOLVING VOTING STOCK

Section 2.1 Limitations on Purchases of Additional Voting Stock. Subject to Sections 2.2 and 2.7, during the Restricted Period, neither Purchaser nor any of its Affiliates shall, directly or indirectly, purchase or otherwise acquire, or propose or offer to purchase or acquire, any shares of Voting Stock or any Beneficial Ownership thereof, whether by tender offer, open market purchase, privately negotiated purchase, merger or otherwise, except that:

(a) Purchaser and its Affiliates may acquire shares of Voting Stock effected pursuant to a transaction or transactions approved by a majority of the Independent Directors;

(b) Purchaser and its Affiliates may acquire shares of Voting Stock, whether by tender offer, open market purchase, privately negotiated purchase, merger or otherwise, to the extent necessary for Purchaser and its Affiliates, collectively, to maintain Beneficial Ownership of the Target Percentage on a Fully Diluted Basis; and

(c) Purchaser and its Affiliates may acquire shares of Equity Securities (including Voting Stock) whether directly from the Company, by tender offer, open market purchase, privately negotiated purchase, merger or otherwise pursuant to Purchaser’s exercise of its rights under Sections 2.2 and 2.3;

provided, however, that the restrictions set forth in this Section 2.1 shall terminate upon the earliest of to occur of the following: (x) a Change in Control of the Company; or (y) any Person or Group (other than Purchaser or any Group that includes Purchaser) shall publicly propose a transaction which would lead to an Aradigm Sale and the Board of Directors shall not have rejected such proposal within thirty days of receipt, or shall have commenced a tender offer to effect an Aradigm Sale. In the event that the Company or the Board of Directors (or a committee thereof) shall (i) receive any nonpublic proposal or offer from a Person or Group (other than Purchaser or any Group that includes Purchaser) to effect an Aradigm Sale and shall not have rejected such proposal within thirty days of receipt, or shall propose to enter into discussions with such Person or Group, or (ii) shall solicit any proposal or offer from any Person or Group (other than Purchaser or any Group that includes Purchaser) for an Aradigm Sale, or (iii) shall commence an auction process in connection with a potential Aradigm Sale or engage an investment banker in connection with a potential Aradigm Sale (collectively, a “Sale Process”), then Purchaser shall be entitled, but not required, to submit its own proposal or offer to the Company for an Aradigm Sale subject to the same terms and conditions of the Sale Process as other Persons or Groups, including confidentiality restrictions.

Section 2.2 Pre-emptive Rights.

(a) General. The Company hereby grants to Purchaser the irrevocable and exclusive first option to purchase all or a part of its Ownership Percentage of any New Securities that the Company may, from time to time after the Effective Date, propose to issue and sell or otherwise transfer (each, a “New Equity Issuance”).

(b) Issuances Other Than Under Company Equity Plans.

(i) If the Company proposes to undertake a New Equity Issuance (other than pursuant to any Company Equity Plan), the Company shall give Purchaser written notice, no less than fifteen Business Days prior to the anticipated closing date of such issuance, of the Company’s intention to make such New Equity Issuance that sets forth: (A) the proposed date of the closing of the New Equity Issuance; (B) the number, type and material terms of the New Securities to be issued in the New Equity Issuance; (C) the calculation of Purchaser’s estimated Ownership Percentage of the New Securities to be issued in the New Equity Issuance (on the basis of information filed by Purchaser and its Affiliates with the SEC); and (D) the capitalization of the Company on an actual and pro forma basis after giving effect to the issuance of the New Securities (each, a “New Equity Issuance Notice”). Purchaser shall have ten Business Days from receipt of each New Equity Issuance Notice to agree to purchase up to its Ownership Percentage of each type and class of such New Securities for the price and upon the terms and conditions specified in the New Equity Issuance Notice by delivering written notice indicating the number of New Securities that Purchaser agrees to purchase from the Company (each an “New Equity Issuance Acceptance Notice”).

(ii) If the actual closing of any New Equity Issuance does not occur within 30 Business Days following the proposed date of the closing set forth in, and on the terms and conditions in all material respects as set forth in, the New Equity Issuance Notice, the Company shall be obligated to deliver a revised New Equity Issuance Notice and Purchaser shall have ten Business Days following the date of receipt of such revised New Equity Issuance Notice to provide a new New Equity Issuance Acceptance Notice, which revised New Equity Issuance Notice and New Equity Issuance Acceptance Notice shall supersede and replace any prior notices delivered by the Company or Purchaser, as applicable, and shall otherwise be subject to the terms and processes set forth in this Section 2.2.

(iii) If the Company proposes to issue and sell or otherwise transfer New Securities for consideration other than cash consideration, the Board of Directors and Purchaser shall negotiate in good faith to determine the equivalent cash purchase price to be paid by Purchaser in consideration of Purchaser’s purchase of its portion of such New Securities as set forth on the applicable New Equity Issuance Acceptance Notice.

(iv) Without the prior written consent or waiver of Purchaser, the Company may not issue any New Securities (other than pursuant to any Company Equity Plan) without complying with this Section 2.2.

(c) Post-Issuance Pre-emptive Rights. Notwithstanding the requirements of Section 2.2(b), the Company may proceed, in its sole discretion, with any New Equity Issuance prior to having complied with the provisions of Section 2.2(b); if the Company takes the following actions:

(i) provide to Purchaser in connection with such issuance (A) prompt notice of such New Equity Issuance and (B) the New Equity Issuance Notice described in Section 2.2(b), which notice shall include the actual price per New Security;

(ii) offer to issue to Purchaser such number of New Securities of the type and class issued in such New Equity Issuance as may be requested by Purchaser (not to exceed the Ownership Percentage of such New Securities that Purchaser would have been entitled to pursuant to Section 2.2(b) multiplied by the sum of (A) the number of New Securities included in such New Equity Issuance and (B) the maximum aggregate number of shares issuable pursuant to this Section 2.2(c) with respect to such issuance) for the same price and upon the same terms and conditions as the subscribers of such New Equity Issuance received; and

(iii) keep such offer open for a period of thirty (30) days after receipt by Purchaser of the New Equity Issuance Notice, during which period, Purchaser may exercise such option by delivery of a written notice by Purchaser to the Company on or prior to the date that is thirty (30) days following delivery of such New Equity Issuance Notice.

(d) Issuances Under Company Equity Plans. If the Company issues any New Securities pursuant to any Company Equity Plan, the Company shall provide Purchaser with written notice within fifteen Business Days after the end of the fiscal quarter during which such New Securities were issued that sets forth: (i) the number, type and material terms of New Securities (such number to be net of any New Securities returned to a Company Equity Plan during the applicable fiscal quarter), (ii) the consideration paid to the Company therefore, (iii) the calculation of the Ownership Percentage of such New Securities (on the basis of information filed by Purchaser and its Affiliates with the SEC) and (iv) the capitalization of the Company after giving effect to the issuance of such New Securities (each, an “Equity Plan Issuance Notice”). Purchaser shall have ten Business Days from receipt of each Equity Plan Issuance Notice to give the Company written notice indicating the number of Equity Securities (not to exceed Purchaser’s Ownership Percentage of each type and class of each New Securities set forth on the applicable Equity Plan Issuance Notice) that Purchaser intends to purchase (whether directly from the Company, pursuant to open market purchases or privately negotiated purchases) within the applicable Grace Period. In the event that Purchaser shall elect to acquire such Equity Securities from the Company, the purchase price of such Equity Securities shall be the fair market value of such Equity Securities on the date of purchase, determined in good faith by the Board of Directors of the Company employing the same methodology as would be employed to establish the exercise price of Convertible Securities issued to employees of the Company on such date.

(e) Purchaser may assign, in whole or in part, any rights under this Section 2.2 to any of its Affiliates.

Section 2.3 Grace Periods Under This Agreement. If the Company issues any New Securities after the Effective Date, for the purposes of this Agreement, Purchaser shall be deemed to own its Ownership Percentage of such New Securities during the Grace Period applicable to such issuance of New Securities. During such Grace Period, Purchaser and its Affiliates may, directly or indirectly, purchase or otherwise acquire up to its Ownership Percentage of such New Securities (or, a sufficient number of Company Common Stock to maintain such Ownership Percentage) either by (a) exercising its pre-emptive rights pursuant to Section 2.2 or (b) tender offer, open market purchase, privately negotiated purchase, merger or otherwise; provided, that, Purchaser shall give the Company written notice of its purchase or acquisition of any Equity Securities pursuant to clause (b) above within ten Business Days of such purchase or acquisition.

Section 2.4 [intentionally omitted]

Section 2.5 [intentionally omitted]

Section 2.6 Standstill. Without first obtaining the approval of a majority of the Independent Directors, during the Restricted Period, neither Purchaser nor its Affiliates shall, directly or indirectly:

(a) “solicit,” or become a “participant” in any “solicitation” of, any “proxy” (as such terms are defined in Regulation 14A under the Exchange Act) from any holder of Voting Stock in connection with the election or removal of Directors; provided that neither Purchaser nor its Affiliates shall not be deemed to be participating in a solicitation merely by reason of the membership of Purchaser Designees on the Board of Directors pursuant to this Agreement;

(b) grant any proxies with respect to any Voting Stock to any Person (other than as recommended by the Board of Directors) or deposit any Voting Stock in a voting trust or enter into any other arrangement or agreement with respect to the voting thereof;

(c) seek, alone or in concert with other Persons, additional representation on the Board of Directors (in addition to that provided for in this Agreement) or seek the removal of any member of the Board of Directors that is not a Purchaser Designee or a change in the composition or size of the Board of Directors that is inconsistent with this Agreement; or

(d) enter into any arrangements, understandings or agreements (whether written or oral) with respect to the foregoing.

Section 2.7 Transfers of Voting Stock to Affiliates. Notwithstanding anything to the contrary to this Article II, Purchaser and its Affiliates may sell, assign or otherwise transfer any shares of Voting Stock to, or purchase or accept the assignment or transfer of any shares of Voting Stock from, any of its or their Affiliates, provided that any such Affiliates agree in writing to be bound by all of the terms of this Agreement as they apply to Purchaser.

ARTICLE III

CORPORATE GOVERNANCE

Section 3.1 Board of Directors Composition Following the Effective Date.

(a) On the Effective Date, the Board of Directors shall be reconstituted so as to consist of (i) the Chief Executive Officer of the Company; (ii) three persons selected prior to the Effective Date by the Board of Directors, each of whom qualifies as an Independent Director; and (iii) two persons designated by Purchaser to serve as Directors as of the Effective Date.

(b) From and after the Effective Date, the number of nominees that Purchaser has the right to designate shall be equal to the product of (i) the percentage of shares of Voting Stock that are Beneficially Owned by Purchaser and its Affiliates and (ii) the total number of directors comprising the Board of Directors. In the event that this calculation results in Purchaser having the right to designate a non-whole number of nominees, (x) so long as Purchaser Beneficially Owns Voting Stock constituting less than 50% of the shares of Voting Stock, the number of nominees that Purchaser has a right to designate will be rounded up or down to the nearest whole number, but in no event shall the number of nominees Purchaser is entitled to designate represent 50% or more of the total number of directors of the Company, and (y) so long as Purchaser Beneficially Owns Voting Stock constituting more than 50% of the shares of Voting Stock, the number of nominees that Purchaser has a right to designate will be rounded up to the nearest whole number. For the avoidance of doubt, the Beneficial Ownership levels of Purchaser in this Section 3.1(b) shall take into account the Grace Period provisions of Section 2.3.

(c) In the event that Purchaser has nominated less than the total number of Purchaser Designees that Purchaser is entitled to nominate pursuant to this Section 3.1, Purchaser shall have the right, at any time, to nominate such additional designees to which it is entitled, in which case, the Board of Directors and the Company shall take all necessary actions to (i) increase the size of the Board as required to enable Purchaser to so nominate such additional designees and (ii) designate such additional designees nominated by Purchaser to fill such newly-created vacancies.

(d) If at any time the number of Purchaser Designees serving as Directors exceeds the number provided for in Section 3.1(b), Purchaser shall as promptly as practicable procure the resignation or removal of such number of Purchaser Designees as shall be required to cause the composition of the Board of Directors to be consistent with Section 3.1(b).

Section 3.2 Committees. The Board of Directors at all times during the term of this Agreement shall maintain the following committees: a Compensation Committee, an Audit Committee and a Nominating Committee (each a “Committee” and, collectively, the “Committees”). Subject to compliance with applicable laws and the regulations of any exchange on which the Capital Stock may from time to time be traded, each of the Committees shall consist of one Purchaser Designee (or more if nominated by the Nominating Committee) and the remaining Directors on the Committees shall be Independent Directors.

Section 3.3 Annual Nomination Process. Subject to compliance with applicable laws and the regulations of any exchange on which the Capital Stock may from time to time be traded, in connection with each annual meeting of the Company’s stockholders the following director nomination procedures shall be followed:

(a) the Nominating Committee of the Board of Directors shall nominate for election to the Board of Directors at the annual meeting of stockholders (i) the Chief Executive Officer or, if there is none, the most senior executive officer of the Company and (ii) three additional candidates, each of whom shall be an Independent Director;

(b) Purchaser shall designate for nomination by the Nominating Committee the number of persons Purchaser is entitled to designate pursuant to Section 3.1(c), based on Beneficial Ownership levels as of the applicable Nominee Calculation Date (taking into account the operation of the Grace Period provisions in Section 2.3); and

(c) the independence of each Independent Director in accordance with the NASDAQ Marketplace Rule described above shall be determined annually, at the time each such Independent Director is nominated to the Board of Directors in accordance with Section 3.3 above, in the sole discretion of the Board of Directors; provided, however, that if the Company determines or becomes aware that an Independent Director no longer meets such standard in the course of his or her term, the Board of Directors will be promptly notified and will determine, in its sole discretion, what action, if any, will be taken.

Section 3.4 [intentionally omitted]

Section 3.5 Solicitation and Voting of Shares.

(a) The Company shall use its reasonable best efforts to solicit from the stockholders of the Company eligible to vote for the election of Directors proxies in favor of the nominees designated in accordance with Section 3.3.

(b) In any election of Directors or any meeting of the stockholders of the Company called for the election of directors, Purchaser shall use its reasonable best efforts to cause the record holder(s) of all shares of Voting Stock Beneficially Owned by Purchaser and its Affiliates to attend such meeting in person or by proxy for purposes of establishing a quorum and to vote all such shares of Voting Stock in favor of the election as Directors of any persons who have been nominated for election by the Nominating Committee in accordance with the procedures set forth in Section 3.3.

(c) Purchaser agrees not to permit any shares of Voting Stock Beneficially Owned by Purchaser to be voted in a manner inconsistent with the provisions of this Agreement, or in a manner that would frustrate or prevent implementation of the provisions of this Agreement.

Section 3.6 Charter; Bylaws. The Company shall take or cause to be taken all lawful action necessary to ensure at all times that the Company’s certificate of incorporation, bylaws and any other governance documents are not at any time inconsistent with the provisions of this Agreement.

Section 3.7 Change in Law. In the event any law, rule or regulation comes into force or effect (including by amendment) which conflicts with the terms and conditions of this Agreement, the parties shall negotiate in good faith to revise the Agreement to achieve the parties’ intention set forth herein.

ARTICLE IV

PURCHASER APPROVALS

Section 4.1 Purchaser Approvals. The Company shall not do or propose or agree to, directly or indirectly, do any of the following without the prior written consent (including by e-mail) of Purchaser, which shall be deemed given upon the approval of at least one director of the Company who is a Purchaser Nominee:

(a) amend the articles of incorporation or bylaws of the Company (or any successor governing document of the Company) that does any of the following:

(i) adversely affects the right of Purchaser to designate Purchaser Designees to the Board of Directors or any Committee pursuant to Section 3.1 or Section 3.2, respectively;

(ii) changes the method for calling or holding meetings of the Board or Directors;

(iii) adversely changes the exculpatory or indemnification provisions now existing in the certificate of incorporation or bylaws of the Company; or

(iv) changes the rights, preferences of privileges of Common Stock existing as of the Effective Date or creates (including by reclassification or otherwise) any new class or series of Equity Securities having terms that adversely affects or impairs the rights of Purchaser set forth in Section 3.1 or Section 3.2 or this Section 4.1; provided, that the Company may, subject to compliance with the certification of incorporation and bylaws, amend the certificate of incorporation of the Company to increase its authorized amount of capital stock.

(b) terminate the employment of the Chief Executive Officer or appoint any successor Chief Executive Officer.

ARTICLE V

MISCELLANEOUS

Section 5.1 Effectiveness. The provisions of this Agreement shall become effective on the Effective Date.

Section 5.2 Notice. All notices, requests, waivers, approvals, consents, deliveries and other communications (each, a “Notice”) pursuant to this Agreement will be in writing and shall be delivered personally, telecopied or delivered by globally recognized express delivery service to the parties at the addresses or facsimile numbers set forth below or to such other address or facsimile number as the party to whom Notice is to be given may have furnished to the other parties hereto in accordance with this Section 5.2. Any Notice will be deemed to have been delivered and received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of telecopy, on the Business Day after the day that the party giving notice receives electronic confirmation of sending from the sending telecopy machine (provided that the original thereof also is sent contemporaneously by another method set forth in this Section 5.2), and (c) in the case of a globally recognized express delivery service, on the Business Day that receipt by the addressee is confirmed pursuant to the service’s systems.

If to Purchaser:

Grifols, S.A. Avinguda de la Generalitat, 152-158 Parc de Negocis Can Sant Joan
Sant Cugat del Valles 08174 Barcelona, Spain
Facsimile:	+34.93.571.0267
Attention:	Victor Grifols

with copies (which shall not constitute Notice) to:

Osborne Clarke S.L.P.
Avenida Diagonal, 477
Planta 20
08036 Barcelona
Spain
Facsimile:	+34.93.410.2513
Attention:	Tomás Dagá Raimon Grifols
and
Proskauer Rose LLP
Eleven Times Square
New York, New York 10036 U.S.A.
Facsimile:	+1 (212) 969-2900
Attention:	Peter G. Samuels Rima R. Moawad
If to the Company:

Aradigm Corporation 3929 Point Eden Way
Hayward, California 94545
Facsimile:	(510) 265-8878
Attention:	Igor Gonda Nancy Pecota
with a copy (which shall not constitute Notice) to:
Morrison & Foerster LLP
425 Market Street San Francisco, California
Facsimile:	(415) 268-7197
Attention:	John W. Campbell

Section 5.3 Entire Agreement. This Agreement, together with the Stock Purchase Agreement, License Agreement and Registration Rights Agreement and the other documents and instruments referred to herein and all exhibits and schedules hereto, constitutes the entire agreement and understanding among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties.

Section 5.4 Amendments; Waivers. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 5.5 No Third Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 5.6 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

Section 5.7 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns, in accordance with the terms hereof. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other parties, and any attempt to make any such assignment without such consent shall be null and void, except that Purchaser may assign, in its sole discretion, any or all of its rights, interests and obligations under this Agreement (a) to any Affiliate of Purchaser without the consent of the Company (and an Affiliate of Purchaser may assign, in its sole discretion, any or all of its rights, interests and obligations under this Agreement to another Affiliate of Purchaser or to Purchaser without the consent of the Company), (b) to any entity that will acquire substantially all of Purchaser’s assets by merger, stock purchase, asset purchase or otherwise and (c) in connection with the sale, transfer or conveyance of 25% or more of the Voting Stock of the Company, in each case, so long as the assignee agrees to be bound to the terms of this Agreement. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and no other Person shall have any right, benefit or obligation hereunder.

Section 5.8 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, IRRESPECTIVE OF THE CHOICE OF LAWS PRINCIPLES OF THE STATE OF NEW YORK, AS TO ALL MATTERS, INCLUDING MATTERS OF VALIDITY, CONSTRUCTION, EFFECT, ENFORCEABILITY, PERFORMANCE AND REMEDIES.

Section 5.9 Jurisdiction; Venue. The sole jurisdiction, venue and dispute resolution procedure for all disputes, controversies or claims (whether in contract, tort or otherwise) arising out of, relating to or otherwise by virtue of, this Agreement, breach of this Agreement or the transactions contemplated by this Agreement shall be the United States District Court for the

Southern District of New York, and the parties to this Agreement hereby consent to the jurisdiction of such court and waive any objection to the venue of such proceeding. Each of the parties agrees that process may be served upon it in the manner specified in Section 5.3 and irrevocably waives and covenants not to assert or plead any objection which it might otherwise have to such jurisdiction, or to such manner of service of process.

Section 5.10 WAIVER OF JURY TRIAL. EXCEPT AS LIMITED BY APPLICABLE LAW, EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

Section 5.11 Severability. If any provision of this Agreement is deemed or held to be illegal, invalid or unenforceable, this Agreement shall be considered divisible and inoperative as to such provision to the extent it is deemed to be illegal, invalid or unenforceable, and in all other respects this Agreement shall remain in full force and effect; provided, however, that if any provision of this Agreement is deemed or held to be illegal, invalid or unenforceable the parties agree to replace such illegal, invalid or unenforceable provision with a provision that is legal, valid and enforceable that achieves the original intent of the parties as closely as possible. Further, should any provision contained in this Agreement ever be reformed or rewritten by any judicial body of competent jurisdiction, such provision as so reformed or rewritten shall be binding upon all parties hereto.

Section 5.12 Counterparts. This Agreement may be executed (including by facsimile transmission or e-mail of an electronic file such as .pdf) with counterpart signature pages or in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument

Section 5.13 Remedies. The parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the parties shall be entitled to injunctive relief to prevent breaches of this Agreement and to specific performance of the terms hereof, in addition to any other remedy at law or equity to which the parties may be entitled. Except as otherwise provided herein, all remedies available under this Agreement, at law or otherwise, shall be deemed cumulative and not alternative or exclusive of other remedies. The exercise by any party of a particular remedy shall not preclude the exercise of any other remedy.

[Signature page to follow]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.

ARADIGM CORPORATION

By:
Name:
Title:

GRIFOLS, S.A.

By:
Name:
Title:

[Signature Page to Governance Agreement]